CMS ENERGY ANNOUNCES INCREASE IN COMMON STOCK QUARTERLY DIVIDEND TO 21 CENTS PER SHARE,
ADJUSTMENT TO FIVE-YEAR
CAPITAL INVESTMENT PLAN, AND FINANCIAL UPDATE WEBCAST

JACKSON, Mich., Aug. 6, 2010 – CMS Energy announced today, that effective with the dividend payable Nov. 30, it will increase its quarterly common stock dividend to 21 cents per share, up from 15 cents per share. This increase moves up the company’s typical practice of raising its dividend in January, and was made at this time to coincide with an adjustment to its five-year plan.

The company plans to reduce its investments by about $1 billion over the next five years, which will moderate future rate increases to its customers. The company still expects to invest more than $6 billion over the next five years in the operations of its Michigan electric and natural gas utility, Consumers Energy, and it remains one of the largest investors in the state of Michigan.

Consistent with the change in its capital investment plan, CMS Energy also said it is adjusting its projection for long-term earnings per share growth to 5 percent to 7 percent annually from the previous range of 6 percent to 8 percent per year.

The company also reaffirmed its guidance for 2010 adjusted earnings of $1.35 per share.

John Russell, the president and chief executive officer of CMS Energy, said the increases in the quarterly dividend will bring the company’s dividend more in line with the industry and reflects the confidence that the company has in its “Growing Forward” strategy.

“Despite reducing capital expenditures, the company will continue to invest heavily in Michigan to maintain and improve service to customers,” Russell said. “Along with investments to improve customer service, we’ll continue making substantial investments in energy efficiency, renewable energy, and environmental quality programs. We plan to remain Michigan’s leader in the development of clean, renewable energy.”

Russell and Tom Webb, CMS Energy’s executive vice president and chief financial officer, will discuss the company’s dividend increase, capital investment plan, and provide a business and financial outlook at 9 a.m. EDT on Tuesday, Aug. 10.

The presentation will be available on CMS Energy’s website, www.cmsenergy.com. An audio replay will be available approximately two hours after the webcast and will be archived for 30 days on CMS Energy’s website in the “Investor Relations” section.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2010.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2009 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2010 and June 30, 2010.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590